UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 27, 2026

INSPIRED ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36689	47-1025534
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 West 57th Street, Suite 415 New York, New York	10107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 565-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	INSE	The NASDAQ Stock Market LLC

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 27, 2026, Inspired Entertainment, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Meeting”). Set forth below are the voting results for each of the proposals presented at the Meeting.

Proposal No. 1 – Election of Directors

The stockholders elected each of the seven nominees for director listed below, to serve on the Company’s Board of Directors until the Company’s 2027 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified:

Nominee	For	Withheld	Broker Non-Votes
A. Lorne Weil	15,232,373	902,146	4,321,322
Michael R. Chambrello	15,394,726	739,793	4,321,322
Ira H. Raphaelson	14,071,175	2,063,344	4,321,322
Desirée G. Rogers	15,685,575	448,944	4,321,322
Steven M. Saferin	15,461,928	672,591	4,321,322
Katja Tautscher	15,463,764	670,755	4,321,322
John M. Vandemore	15,587,973	546,546	4,321,322

Proposal No. 2

The stockholders approved, by advisory vote, the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
15,043,435	663,855	427,229	4,321,322

Proposal No. 3

The stockholders voted, on an advisory basis, on the frequency of the vote on compensation of the Company’s named executive officers.

Every Three Years	Every Two Years	Every One Year	Abstain	Broker Non-Votes
4,594,010	40,797	11,455,520	44,192	4,321,322

Proposal No. 4 – Ratification of the Appointment of CBIZ CPAs P.C.

The stockholders ratified the appointment of CBIZ CPAs P.C. as the independent auditor of the Company for the fiscal year ending December 31, 2026:

For	Against	Abstain
19,994,780	430,053	31,008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2026

INSPIRED ENTERTAINMENT, INC.

By	/s/ Carys Damon
Name:	Carys Damon
Title:	Corporate Secretary